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                                                                    Exhibit 23.1

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 29, 2000, except for Note 21 as to which the date is September 25, 2000, relating to the consolidated financial statements of Nippon Telegraph and Telephone Corporation as of March 31, 2000 and 1999 and for each of the three years in the period ended March 31, 2000, which appears in the Registration Statement on Form F-3 (No. 333-46912) of Nippon Telegraph and Telephone Corporation. We also consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 29, 2000, except for paragraphs 2 and 3 of Note 21 as to which the date is August 10, 2000, relating to the consolidated financial statements and financial statement schedule of Nippon Telegraph and Telephone Corporation as of March 31, 2000 and 1999 and for each of the three years in the period ended March 31, 2000, which appear in Nippon Telegraph and Telephone Corporation's Annual Report on Form 20-F for the year ended March 31, 2000. We also consent to the reference to us under the heading "Experts," "Summary Financial Information" and "Selected Financial Data" in any such Registration Statement.

/s/ PricewaterhouseCoopers

Tokyo, Japan

October 24, 2000